SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         AMERICAN FILTRONA CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         AMERICAN FILTRONA CORPORATION

                        3951 WESTERRE PARKWAY, SUITE 300
                            RICHMOND, VIRGINIA 23233

                                                                   March 8, 1996

                         ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     We enclose our annual report for the fiscal year ended December 31, 1995. We hope you will read this report as it summarizes major developments during the year and contains much information on the products, markets, facilities, and future of our Corporation.

     We cordially invite you to attend the annual meeting of shareholders to be held on Tuesday, April 23, 1996, at 2:00 p.m. in the Second Floor Conference Room at NationsBank Center, 12th and Main Streets, Richmond, Virginia.

     A formal notice of the meeting, together with a proxy statement and a proxy form, is enclosed with this letter. Please read the notice and proxy statement carefully.

     The notice points out that you will be asked to elect a Board of Directors and approve the designation of independent accountants. The list of proposed Directors is contained in the proxy statement. In addition to the formal agenda, we expect to report on our activities and to answer any questions you might have.

     We would appreciate your voting, signing, dating and promptly returning the enclosed proxy in the enclosed postage-paid envelope. By doing so, you will be sure that your shares will be represented and voted at the meeting. If, as we hope, you attend the meeting, you may revoke your proxy and vote in person.

                                          Sincerely,

                                      /s/ ANNE B. GIBBS
                                          ANNE B. GIBBS
                                          Secretary

                         AMERICAN FILTRONA CORPORATION

                               RICHMOND, VIRGINIA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Common Stock of American Filtrona Corporation (the "Corporation") will be held in the Second Floor Conference Room at NationsBank Center, 12th and Main Streets, Richmond, Virginia on April 23, 1996, at 2:00 p.m., for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year;

     2. To consider and act upon the designation by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending December 31, 1996; and

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed March 1, 1996, at the close of business, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof.

     You are requested to fill in, sign, date and return the enclosed proxy promptly, whether or not you expect to attend the meeting. A self-addressed, stamped envelope is enclosed for your convenience.

     If you are present at the meeting, you may vote in person even if you have already sent in your proxy.

                                          By Order of the Board of Directors,

                                          ANNE B. GIBBS
                                          Secretary

March 8, 1996

AMERICAN FILTRONA CORPORATION
3951 WESTERRE PARKWAY, SUITE 300
RICHMOND, VIRGINIA 23233

                                                                   March 8, 1996

                                PROXY STATEMENT

     Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on April 23, 1996. Any person giving a proxy may revoke it at any time before it is voted. A proxy, when executed and not so revoked, will be voted, and if it contains any specific instructions, will be voted in accordance with such instructions.

     On March 1, 1996, the date for determining shareholders entitled to vote at the meeting, there were 3,739,101 outstanding shares of Common Stock of the Corporation, $1.00 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited, personally or by telephone, by regular employees of the Corporation.

                             ELECTION OF DIRECTORS

     Proxies will be voted for the election of the persons named below as Directors for the ensuing year unless otherwise instructed. If for any reason any of the persons named below should become unavailable to be elected as a Director, then the proxies will be voted for such substitute nominee as the Board of Directors may designate. The Corporation has no reason to believe that any of the nominees will be unavailable. All of the nominees currently are members of the Board. The number of shares of Common Stock owned by each of the nominees is shown in the next section.

     The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of Directors. Votes that are withheld and shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as Directors.

                                                              POSITION WITH CORPORATION,
                                                                 PRINCIPAL OCCUPATION
                                                                  FOR LAST 5 YEARS,
                                                               DIRECTORSHIPS IN PUBLIC              DIRECTOR
             NAME                           AGE                      CORPORATIONS                    SINCE
JOHN D. BARLOW, JR.                         61    Vice President -- Finance of the                    1982
                                                  Corporation.

RUDOLPH H. BUNZL (a)                        73    Former Chairman of the Board of the                 1954
                                                  Corporation (1987-1994), and prior thereto
                                                  Chairman and Chief Executive Officer.

MANUEL DEESE                                54    Executive Vice President, Major Accounts            1986
                                                  Business Unit, of Trigon Blue Cross Blue
                                                  Shield, health care insurer, Richmond,
                                                  Virginia. Director of Central Fidelity
                                                  National Bank, Richmond, Virginia.

                                                          POSITION WITH CORPORATION,
                                                             PRINCIPAL OCCUPATION
                                                              FOR LAST 5 YEARS,
                                                           DIRECTORSHIPS IN PUBLIC                  DIRECTOR
             NAME                           AGE                  CORPORATIONS                        SINCE
LEO C. DROZESKI, JR.                        56    President (since January 1995) and Chief            1993
                                                  Operating Officer of the Corporation
                                                  (since January 1993), having previously
                                                  served as Executive Vice President and
                                                  Chief Operating Officer (since January
                                                  1993), Executive Vice President (since
                                                  1992), and prior thereto Vice
                                                  President -- Plastic Products.

BENNETT L. KIGHT                            55    Partner, Sutherland, Asbill & Brennan, law          1990
                                                  firm, Atlanta, Georgia.

JOHN L. MORGAN (a)                          61    Chairman (since January 1995) and Chief             1973
                                                  Executive Officer of the Corporation,
                                                  having previously served as President and
                                                  Chief Executive Officer.

                                                          POSITION WITH CORPORATION,
                                                             PRINCIPAL OCCUPATION
                                                              FOR LAST 5 YEARS,
                                                           DIRECTORSHIPS IN PUBLIC                  DIRECTOR
             NAME                           AGE                  CORPORATIONS                        SINCE
STANLEY F. PAULEY (a)                       68    Chairman and Chief Executive Officer of             1976
                                                  Carpenter Company, manufacturer of comfort
                                                  cushioning products, Richmond, Virginia.

GILBERT M. ROSENTHAL (a)                    70    Retired (since October 1993); formerly              1984
                                                  Chairman and Chief Executive Officer of
                                                  Standard Drug Company, retail drug chain,
                                                  Richmond, Virginia. Director of Jefferson
                                                  Bankshares Corporation, Charlottesville,
                                                  Virginia.

WALLACE STETTINIUS (a)                      63    Retired (since February 1995); formerly             1978
                                                  Chairman of Cadmus Communications
                                                  Corporation, printer, Richmond, Virginia
                                                  (since October 1992), having previously
                                                  served as Chairman and Chief Executive
                                                  Officer of that corporation. Director of
                                                  Cadmus Communications Corporation and
                                                  Chesapeake Corporation, Richmond,
                                                  Virginia.

                                                          POSITION WITH CORPORATION,
                                                             PRINCIPAL OCCUPATION
                                                              FOR LAST 5 YEARS,
                                                           DIRECTORSHIPS IN PUBLIC                  DIRECTOR
             NAME                           AGE                  CORPORATIONS                        SINCE
BERNARD C. WAMPLER                          64    Chairman (since December 1993) and Chief            1990
                                                  Executive Officer of Pulaski Furniture
                                                  Corporation, manufacturer of furniture,
                                                  Pulaski, Virginia, having previously
                                                  served as President and Chief Executive
                                                  Officer of that corporation. Director of
                                                  Pulaski Furniture Corporation, Pulaski,
                                                  Virginia.

HARRY H. WARNER                             60    Financial Consultant. Director of                   1988
                                                  Chesapeake Corporation, Richmond,
                                                  Virginia; Pulaski Furniture Corporation,
                                                  Pulaski, Virginia; and Allied Research
                                                  Corporation, Vienna, Virginia.

(a) Member of Executive Committee

     Seven meetings of the Corporation's Board of Directors and six meetings of its Executive Committee were held during 1995. The Corporation also has standing Audit, Executive Compensation and Nominating Committees of the Board of Directors. Three meetings of the Audit Committee, two meetings of the Executive Compensation Committee and one meeting of the Nominating Committee were held during 1995. Each of the nominees attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and committees of the Board on which he served during 1995.

     During 1995, in addition to its formal meetings, the Audit Committee maintained informal contact with the auditors and management throughout the year. Messrs. Kight, Rosenthal, Stettinius and
Wampler served on the Audit Committee during 1995. The Audit Committee reviews the Corporation's internal audit and financial reporting functions and the scope and results of the audit performed by the Corporation's independent accountants and matters relating thereto and reports thereon to the Board of Directors.

     Messrs. Bunzl, Deese, Pauley and Warner served on the Executive Compensation Committee during 1995. The Executive Compensation Committee determines compensation of the Corporation's key executives and administers all stock option and executive compensation plans of the Corporation.

     Messrs. Pauley, Rosenthal and Wampler served on the Nominating Committee during 1995. The Nominating Committee reviews the qualifications of, and recommends candidates for, election as Directors.

     The by-laws provide that a shareholder of the Corporation entitled to vote for the election of Directors may nominate persons for election to the Board by mailing written notice to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") that have been received by the Corporation, the Corporation believes that all filing requirements applicable to its officers, Directors and holders of greater than 10% of the Common Stock have been complied with, except that (i) Frances B. Bunzl did not timely file an Annual Statement of Changes in Beneficial Ownership on Form 5 upon her acquisition in September 1992 of 24,174 shares of Common Stock through appointment as a co-trustee of two testamentary trusts for the benefit of her children; and (ii) a marital trust for the benefit of Frances B. Bunzl, of which Bennett L. Kight and Frances B. Bunzl are co-trustees, did not timely file an Initial Statement of Beneficial Ownership of Securities on Form 3 in September 1995 upon becoming the holder of more than 10% of the Common Stock.

                                STOCK OWNERSHIP

     By reason of the positions of Rudolph H. Bunzl, Bennett L. Kight and Wallace Stettinius with the Corporation, their beneficial ownership of Common Stock, and the family and trust relationships described below, Rudolph H. Bunzl, Frances B. Bunzl (Rudolph H. Bunzl's sister-in-law), Bennett L. Kight, Wallace Stettinius and the various trusts and other entities described below may be deemed to be "parents" of the Corporation as defined by the rules and regulations of the Securities and Exchange Commission. Pursuant to the rules and regulations of the 34 Act, Messrs. Bunzl, Kight and Stettinius and Mrs. Frances
B. Bunzl also may be deemed to be members of a "group" (as that term is used in Section 13(d)(3) of the 34 Act) with respect to all securities of the Corporation owned by each of them. Each of the foregoing persons expressly disavows the existence of any such group by virtue of the relationships described below and, to the extent any such groups may be deemed to exist, expressly disclaims membership in any such group and beneficial ownership of all shares deemed to be beneficially owned as a result thereof. The following table lists any person (including any "group" as that term is used in Section 13(d)(3) of the 34 Act) who, to the knowledge of the Corporation, was the beneficial owner, as of January 31, 1996, of more than five percent of the outstanding shares of Common Stock. The number of shares shown for each of the foregoing persons under column (3) below excludes shares that may be deemed to be beneficially owned under the rules and regulations of the 34 Act as a result of a group being deemed to exist.

                                 (2) NAME AND                    (3) AMOUNT AND
    (1) TITLE                     ADDRESS OF                        NATURE OF          (4) PERCENT
        OF                        BENEFICIAL                       BENEFICIAL              OF
      STOCK                         OWNERS                         OWNERSHIPS             CLASS
Common Stock        Rudolph H. Bunzl                             331,807 shares (a)         8.9
                    5540 Falmouth Street, Suite 305
                    Richmond, Virginia 23230

                    Frances B. Bunzl                             996,164 shares (b)        26.7
                    3649 Peachtree Rd., Apt. 105
                    Atlanta, Georgia 30319

                    Bennett L. Kight                           1,589,704 shares (c)        42.5
                    c/o Sutherland, Asbill, & Brennan
                    999 Peachtree Street, N.E.
                    Atlanta, Georgia 30309

                    Wallace Stettinius                           515,540 shares (d)        13.8
                    P.O. Box 27367
                    Richmond, Virginia 23261
                    Quest Advisory Corp.                         226,400 shares (e)         6.1

                    Charles M. Royce
                    1414 Avenue of the Americas
                    New York, New York 10019

                    David L. Babson & Company, Inc.              327,600 shares (f)         8.8
                    One Memorial Drive
                    Cambridge, Massachusetts 02142

     (a) Includes 251,389 shares held in a revocable trust of which Rudolph H. Bunzl is the sole trustee, sole beneficiary and has sole voting and investment power, and 80,418 shares as to which Rudolph H. Bunzl has shared voting and investment power. Of the shares in the latter category, 80,000 are held in certain trusts for the benefit of Rudolph H. Bunzl's wife and others, of which Rudolph H. Bunzl's wife and Bennett L. Kight are trust committee members and the remainder are held by Rudolph H. Bunzl's wife. Rudolph H. Bunzl disclaims beneficial ownership of 80,418 of such shares.

     (b) Frances B. Bunzl (the sister-in-law of Rudolph H. Bunzl) and Bennett L. Kight are co-trustees of a marital trust for the benefit of Mrs. Bunzl. Frances
B. Bunzl and Bennett L. Kight share voting and investment power with respect to 429,298 of such shares that are owned by the trust. In addition, Frances B. Bunzl has shared voting and investment power with respect to 530,066 of such shares that are held in certain trusts for the benefit of the children of Walter
H. Bunzl, of which Frances B. Bunzl and Bennett L. Kight are co-trustees or members of the trust committee. Frances B. Bunzl, Bennett L. Kight and Mrs. Bunzl's children also share voting and investment power with respect to 36,800 shares owned by a charitable foundation of which each is a director. Frances B. Bunzl disclaims beneficial ownership of all shares held in the trusts for the children of Walter H. Bunzl and by the charitable foundation.

     (c) Bennett L. Kight and Frances B. Bunzl are co-trustees of a marital trust for the benefit of Mrs. Bunzl. Bennett L. Kight and Frances B. Bunzl share voting and investment power with respect to 429,298 of such shares that are owned by the trust. Bennett L. Kight disclaims beneficial ownership of all of such trust shares. In addition, Bennett L. Kight has shared voting and investment power with respect to 530,066 such shares, which are held in certain trusts for the benefit of the children of Walter H. Bunzl, of which Bennett L. Kight and Frances B. Bunzl are co-trustees or members of the trust committee. Bennett L. Kight also shares voting and investment power with respect to 80,000 shares held in certain trusts for the benefit of Rudolph H. Bunzl's wife and others of which Bennett L. Kight and Rudolph H. Bunzl's wife are trust committee members. Bennett L. Kight disclaims beneficial ownership of all shares held in all such trusts. Bennett L. Kight, Frances B. Bunzl and Mrs. Bunzl's children also share voting and investment power with respect to 36,800 shares owned by a charitable foundation of which each is a director. Bennett L. Kight disclaims beneficial ownership of all shares held in such charitable foundation. Bennett L. Kight also shares voting and investment power with respect to 513,540 shares held in certain trusts for the benefit of the children of Rudolph H. Bunzl, of which Bennett L. Kight and Wallace Stettinius are co-trustees. Bennett L. Kight disclaims beneficial ownership of all shares held in such trusts.

     (d) Includes 2,000 shares as to which Wallace Stettinius has sole voting and investment power and 513,540 shares as to which Wallace Stettinius has shared voting and investment power. All of the shares in the latter category are held in certain trusts for the benefit of the children of Rudolph H. Bunzl of which Wallace Stettinius and Bennett L. Kight are co-trustees. Wallace Stettinius disclaims beneficial ownership of all shares held in such trusts.

     (e) The information contained herein with respect to Quest Advisory Corp. and Charles M. Royce, is based solely on a Schedule 13G filed by such entities with the Securities and Exchange Commission, a copy of which was received by the Corporation on February 23, 1996. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation.

     (f) The information contained herein with respect to David L. Babson & Company, Inc. is based solely on a Schedule 13G filed by such entity with the Securities and Exchange Commission, a copy of which was received by the Corporation on February 15, 1996. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation.

     The Board of Directors knows of no other person (including any "group") who is the beneficial owner of more than five percent of the Corporation's Common Stock.

     The following table provides information, as of January 31, 1996, as to the shares of Common Stock owned by each Director, the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation and by all Directors and officers of the Corporation as a group:

                                    AMOUNT AND
                                      NATURE
       NAME OF PERSON OR          OF BENEFICIAL        PERCENT OF
      NUMBER OF PERSONS           OWNERSHIP (A)         CLASS IF
          IN GROUP                     (B)            MORE THAN 1%
John D. Barlow, Jr.                 34,199 shares(c)
Rudolph H. Bunzl                   331,807 shares           8.9
Manuel Deese                           400 shares
Leo C. Drozeski, Jr.                39,545 shares(c)        1.1
Bennett L. Kight                 1,589,704 shares          42.5
John L. Morgan                      91,939 shares(c)        2.5
Stanley F. Pauley                    1,100 shares
Gilbert M. Rosenthal                 1,000 shares
Wallace Stettinius                 515,540 shares          13.8
Bernard C. Wampler                     500 shares
Harry H. Warner                      1,500 shares
Randall L. Hagan                    31,744 shares(c)
Anthony M. Vincent                  16,730 shares(c)
All Officers and Directors
  as a Group (16)                2,070,691 shares(d)       55.4

     (a) Includes 1,590,372 shares held by spouses, children and in certain trust relationships, which may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission, but as to which the nominees and officers disclaim beneficial ownership.

     (b) Except in situations described in Note (a) above where beneficial ownership is disclaimed, and except as set forth in the preceding table and the notes thereto, the beneficial owner of each share shown in the table has sole voting and investment power.

     (c) Includes 13,700, 19,200, 39,500, 16,000, and 9,400 shares that may be acquired by Messrs. Barlow, Drozeski, Morgan, Hagan and Vincent, respectively, on or before March 30, 1996, under the Corporation's stock option plans.

     (d) Includes the shares described in Note (c) above and 7,500 shares that may be acquired by other officers on or before March 30, 1996, under the Corporation's stock option plans.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table lists all compensation paid by the Corporation to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for services rendered in fiscal years 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                              ANNUAL           AWARDS     PAYOUTS ($)1
                                                           COMPENSATION       OPTIONS/                     ALL OTHER
                  NAME AND                              SALARY      BONUS       SARS                      COMPENSATION
             PRINCIPAL POSITION                 YEAR      ($)        ($)        (#)                           ($)
John L. Morgan                                  1995    275,000    150,000     15,000             0          11,250(2)
  Chief Executive Officer                       1994    250,000    110,000          0             0          10,500
  and Chairman                                  1993    235,000     95,000     12,000        53,000          15,786

Leo C. Drozeski, Jr.                            1995    175,000    100,000     12,000             0          11,250(3)
  Chief Operating Officer                       1994    154,000     80,000          0             0          10,500
  and President                                 1993    140,000     65,000      8,000        26,500          13,059

Randall L. Hagan                                1995    123,000     49,000      2,500             0          13,500(4)
  Vice President -- Bonded                      1994    118,000     40,000          0             0          12,000
  Fiber Products                                1993    113,300     35,000      2,500        26,500          11,864

John D. Barlow, Jr.                             1995    146,600     22,000      2,500             0          11,250(5)
  Vice President -- Finance                     1994    141,400     19,000          0             0          10,500
                                                1993    136,000     17,000      2,000        26,500          10,430

Anthony M. Vincent                              1995    112,000     18,000      2,000             0          11,100(6)
  Vice President                                1994    107,500     18,0007         0             0           6,987
                                                1993    103,000     25,000      2,000        26,500           4,920

(1) The amounts in this column represent the value of shares of Common Stock received at the completion of the 1991-1993 Performance Cycle of the Corporation's Performance Plan based on a per-share price of $26.50.

(2) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($10,125, $9,375 and $14,017) and ESOP ($1,125, $1,125 and $1,769) for 1995,
1994 and 1993, respectively.

(3) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($10,125, $9,375 and $11,649) and ESOP ($1,125, $1,125 and $1,410) for 1995,
1994 and 1993, respectively.

(4) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($12,375, $10,875 and $10,752) and ESOP ($1,125, $1,125 and $1,112) for 1995,
1994 and 1993, respectively.

(5) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($10,125, $9,375 and $9,313) and ESOP ($1,125, $1,125 and $1,117) for 1995, 1994
and 1993, respectively.

(6) Includes contributions to the 401(k) Savings and Profit Sharing Plan ($9,990, $5,862 and $3,997) and ESOP ($1,110, $1,125 and $923) for 1995, 1994
and 1993, respectively.

(7) In addition, Anthony M. Vincent received a one-time payment of $134,375 in 1994 related to the sale of Dollinger Corporation and paid from proceeds of the sale.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on options or Stock Appreciation Rights ("SAR") grants made during the 1995 fiscal year by the Corporation to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation.

                                                                                                         POTENTIAL
                                                                                                         REALIZABLE
                                                         INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                                    NUMBER OF       % OF TOTAL                                        ANNUAL RATES OF
                                    SECURITIES     OPTIONS/SARS                                         STOCK PRICE
                                    UNDERLYING      GRANTED TO     EXERCISE OR                        APPRECIATION FOR
                                   OPTIONS/SARS    EMPLOYEES IN    BASE PRICE                           OPTION TERM
              NAME                 GRANTED (#)     FISCAL YEAR         ($)        EXPIRATION DATE    5% ($)     10% ($)
John L. Morgan                        15,000(1)         20.3%        26.8125          1-25-05        252,933    640,983
Leo C. Drozeski, Jr.                  12,000(2)         16.3%        26.8125          1-25-05        202,346    512,786
Randall L. Hagan                       2,500(3)          3.4%        26.8125          1-25-05         42,156    106,831
John D. Barlow, Jr.                    2,500(3)          3.4%        26.8125          1-25-05         42,156    106,831
Anthony M. Vincent                     2,000(3)          2.7%        26.8125          1-25-05         33,724     85,464

(1) Mr. Morgan's options become exercisable as follows: 2,300, 3,700, 3,700, 3,700 and 1,600 options on January 25, 1999, 2000, 2001, 2002 and 2003.

(2) Mr. Drozeski's options become exercisable as follows: 1,600, 2,000, 2,000, 3,200 and 3,200 options on January 25, 1996, 1997, 1998, 1999 and 2000.

(3) Each of these options becomes exercisable in 20% increments on January 25, 1996, 1997, 1998, 1999 and 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation and the value of each officer's unexercised options.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                                 SHARES                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                ACQUIRED                             OPTIONS/SARS AT            IN-THE-MONEY OPTIONS
                                   ON             VALUE            FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($)(1)
           NAME               EXERCISE (#)     REALIZED ($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
John L. Morgan                      0                0                35,600/27,400                459,700/211,613
Leo C. Drozeski, Jr.                0                0                17,000/17,400                198,163/135,750
Randall L. Hagan                    0                0                14,900/ 4,600                184,413/ 39,619
John D. Barlow, Jr.                 0                0                12,800/ 4,100                151,663/ 34,219
Anthony M. Vincent                  0                0                 8,400/ 3,800                 71,250/ 33,675

(1) Value of unexercised options based on the December 31, 1995, closing price of $34.50 per share.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The following table provides information on all grants made pursuant to the 1988 Performance Shares Plan during 1995 by the Corporation to the Chief Executive Officer and the other most highly compensated executive officers of the Corporation.

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                                                ESTIMATED FUTURE
                                        PERFORMANCE         PAYOUTS UNDER NON-STOCK
                                          PERIOD               PRICE-BASED PLANS
                           NUMBER          UNTIL        THRESHOLD     TARGET     MAXIMUM
        NAME             OF SHARES      MATURATION          #           #           #
John L. Morgan              1,250(1)      2 Years         1,250        1,250      1,250
                            1,250(2)      2 Years         1,250        1,250      1,250
                            1,250(3)      2 Years         1,250        1,250      1,250
                            1,250(4)      2 Years         1,250        1,250      1,250

Leo C. Drozeski, Jr.          750(1)      2 Years           750          750        750
                              750(2)      2 Years           750          750        750
                              750(3)      2 Years           750          750        750
                              750(4)      2 Years           750          750        750

Randall L. Hagan              250(1)      2 Years           250          250        250
                              250(2)      2 Years           250          250        250
                              250(3)      2 Years           250          250        250
                              250(4)      2 Years           250          250        250

John D. Barlow, Jr.           250(1)      2 Years           250          250        250
                              250(2)      2 Years           250          250        250
                              250(3)      2 Years           250          250        250
                              250(4)      2 Years           250          250        250

(1) Shares of Common Stock to be awarded upon continued employment with the Corporation throughout the Performance Period.

(2) Shares of Common Stock to be awarded upon achievement of certain corporate earnings per share goals by the end of the Performance Period.

(3) Shares of Common Stock to be awarded upon achievement of an established return on shareholders' equity by the end of the Performance Period.

(4) Shares of Common Stock to be awarded at the end of the Performance Period based on individual performance at discretion of the Executive Compensation Committee.

RETIREMENT BENEFITS

     The following table illustrates annual retirement benefits payable under the Retirement Plan and the supplemental benefit plan, as amended in 1993 (the "Supplemental Plan"), to participants based on Final Average Earnings and years of credited service, assuming normal retirement at age 65.

                               PENSION PLAN TABLE

                            ANNUAL RETIREMENT BENEFITS PAYABLE FOR CREDITED
    FINAL AVERAGE                             SERVIVCE OF
      EARNINGS           5 YEARS    10 YEARS      15 YEARS     20 OR MORE YEARS
$100,000.............    $ 6,250     $12,500     $ 18,750         $ 25,000
 150,000.............      9,375      18,750       28,125           37,500
 200,000.............     12,500      25,000       37,500           50,000
 250,000.............     15,625      31,250       46,875           62,500
 300,000.............     18,750      37,500       56,250           75,000
 350,000.............     21,875      43,750       65,625           87,500
 400,000.............     25,000      50,000       75,000          100,000
 450,000.............     28,125      56,250       84,375          112,500
 500,000.............     31,250      62,500       93,750          125,000
 550,000.............     34,375      68,750      103,125          137,500

     Under the Retirement Plan, "Final Average Earnings" is the highest annual average compensation during any five consecutive calendar years within the ten-year period prior to the date the participant's benefits are determined. Annual retirement benefits at age 65 for all participants equal 25% of Final Average Earnings. The benefits under the Retirement Plan may be reduced depending upon the number of years of service with the Corporation or one of its subsidiaries or divisions.

     To the extent that benefits determined under the Retirement Plan's benefit formula are reduced because of compensation limitations imposed by the Internal Revenue Code, they will be paid under the Supplemental Plan.

     Benefit amounts are stated as payments in the form of a life annuity with a guarantee of 120 monthly payments and are in addition to Social Security benefits. Other actuarially equivalent forms of benefit may be selected.

     At December 31, 1995, Messrs. Morgan, Drozeski, Hagan, Barlow and Vincent had 26, 23, 17, 15 and 16 years of credited service for purposes of calculating retirement benefits, respectively, and $385,000, $255,000, $163,000, $165,600 and $130,000 Rates of Earnings, respectively.

     The Supplemental Plan provides certain key management personnel with additional supplemental retirement benefits. The Executive Compensation Committee selects participants and determines the amount payable to each participant under the Supplemental Plan. Benefits are paid at retirement and may be payable at death or disability. A participant's benefit may be reduced depending on the number of years of service with the Corporation or any of its subsidiaries. Benefit amounts under the Supplemental Plan are stated as annual payments in the form of a life annuity with a guarantee of 120 monthly payments. Benefits are paid in the form of benefit selected by the participant under the Retirement Plan. At December 31, 1995, Messrs. Morgan and Barlow were entitled to annual benefits under the Supplemental Plan of $12,000 and $5,000, respectively, at normal retirement age.

REMUNERATION OF DIRECTORS

     During the year ended December 31, 1995, each of the Directors except Messrs. Barlow, Drozeski and Morgan was paid $750 for attendance at each Board meeting, $500 for attendance at each meeting of a Committee of the Board of which he was a member and $6,000 per year as a retainer. Such Directors' fees may, at the Director's election, be deferred until retirement. Interest will accrue thereon semi-annually at an interest rate equal to the 26-week U.S. Treasury Bill rate in effect on January 1 and July 1 of each year. Each chairman of a Committee of the Board received $2,000 per year as an additional retainer.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     One member of the Executive Compensation Committee, Mr. Bunzl, was the Chairman of the Board of the Corporation until December 31, 1994 and was formerly the Chief Executive Officer of the Corporation.

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Corporation's executive compensation program, as administered by the Executive Compensation Committee (the "Committee"), encompasses several components: base salary, cash bonus and long-term, stock-based incentive awards.

     The Committee determines base salaries based on a review of salaries paid to executives of companies of comparable size and type and on the inflation rate. The Committee attempts to set base salaries slightly below the middle of the range of salaries paid by such companies. The companies considered do not include all of the companies reflected in the Performance Graph on page 17. The Committee also takes into account level of responsibility, time in position and past performance in setting base salary. The Committee approved a base salary for Mr. Morgan for 1995 that reflected an increase of 10% above his 1994 base salary in response to inflation and to bring his salary more in line with the Committee's general sense of competitive salaries.

     In determining the cash bonuses for the Corporation's executives, the Committee reviews the Corporation's financial results as well as each individual's contribution to the Corporation's performance, especially his level of responsibility and leadership efforts. The procedure is essentially discretionary and subjective. When establishing Mr. Morgan's cash bonus, the Committee considers his total cash compensation (base salary and bonus) on a year to year basis. In determining Mr. Morgan's 1995 cash bonus, the Committee also reviewed the Corporation's performance for the year, as well as Mr. Morgan's individual efforts in enhancing that performance and his consistently strong performance as Chief Executive Officer. Mr. Morgan's cash bonus of $150,000 was 36% above his 1994 cash bonus. However, his total cash compensation increased only 18%, which was less than the Corporation's 30% increase in earnings per share from continuing operations.

     In 1995, the Corporation made stock-based incentive awards pursuant to the 1988 Stock Option Plan (the "Option Plan") and the 1988 Performance Shares Plan (the "Performance Plan") to its executives who have contributed, and are expected to contribute, to the long-term financial performance of the Corporation. The Option Plan provides for the grant of incentive stock options to purchase shares of Common Stock at no less than the fair market value of the Common Stock on the date of grant and non-qualified stock options to purchase shares of Common Stock at no less than 85% of the fair market value of the Common Stock on the date of grant. All option grants under the Option Plan have been incentive stock options. The Performance Plan provides that an executive may receive one share of Common Stock for each Performance Share that vests after a pre-determined performance cycle (i) upon continued employment with the Corporation, (ii) upon satisfaction of certain pre-established performance goals, including achievement of corporate earnings per share and return on equity goals, and (iii) at the discretion of the Committee, based on individual performance. Achievement of these goals inures to the benefit of the shareholders, as well as the executives. On January 25, 1995, the executives listed on page 11 were awarded 34,000 options and the executives listed on page 13 were awarded 10,000 Performance Shares. Mr. Morgan received 15,000 of such options and 5,000 of such Performance Shares because of his critical long-term role in the Corporation's development.

     No additional awards can be made under either the Option Plan or the Performance Plan. At the 1995 Annual Meeting, the shareholders of the Corporation approved the American Filtrona Corporation 1995 Stock Incentive Plan, pursuant to which future option and Performance Share grants will be made.

     Because none of the Corporation's executive officers receives annual compensation in excess of $1 million, the Corporation has not taken any position with respect to the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993.

                        Executive Compensation Committee
                                   Rudolph H. Bunzl
                                   Manuel Deese
                                   Stanley F. Pauley
                                   Harry H. Warner (Chairman)

PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG AMERICAN FILTRONA, S&P 500, AND NASDAQ NON-FINANCIAL STOCKS

                              [INSERT GRAPH HERE]


                                1991    1992    1993    1994    1995
American Filtrona                135     161     163     177     233
NASDAQ Non-Financial Stocks      161     176     203     195     268
S&P 500                          131     141     155     157     215

     ASSUMES $100 INVESTED ON JANUARY 1, 1991 WITH DIVIDENDS REINVESTED.


                      APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has designated Coopers & Lybrand L.L.P., independent accountants, as auditors of the financial statements for the fiscal year ending December 31, 1996, subject to shareholder approval. Coopers & Lybrand L.L.P. previously served as auditors of the Corporation and reported on its financial statements as of December 31, 1995, and for the year then ended.

     Although shareholder approval of this action is not required under applicable law, the Board believes it is in the best interests of the shareholders to afford them a vote on this matter. Should this designation not be so approved, the Board intends to reconsider its action in light of this result. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE DESIGNATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS TO AUDIT AND REPORT UPON THE FINANCIAL STATEMENTS OF THE CORPORATION FOR THE YEAR 1996. IT IS INTENDED THAT PROXIES WILL BE VOTED FOR APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN IN THE PROXY.

                             SHAREHOLDER PROPOSALS

     Under the rules and regulations of the Securities and Exchange Commission, any proposal that a shareholder intends to present at the next annual meeting must be received by the Corporation at its principal office in Richmond, Virginia on or before November 7, 1996, if the shareholder desires it to be considered for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

     The Corporation's by-laws provide that in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Corporation not later than 60 days prior to the meeting. As to each matter, the notice should contain (i) a brief description of the matter and the reasons for addressing it at the annual meeting, (ii) the name and record address of (and class and number of shares beneficially owned by) the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.

                                 OTHER MATTERS

     The Corporation is not aware of any matters to be presented for action at the meeting other than the election of Directors and approval of independent accountants. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote in accordance with their best judgment.

     A copy of the Corporation's 1995 Annual Report on Form 10-K as required to be filed with the Securities and Exchange Commission will be provided on written request without charge to any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to the Secretary of the Corporation, P. O. Box 31640, Richmond, Virginia 23294.

                                                By Order of the Board of
                                                Directors,
                                                ANNE B. GIBBS
                                                Secretary

                                     PROXY
                         AMERICAN FILTRONA CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS[fcmd]APRIL 23, 1996

The undersigned hereby appoints John L. Morgan and John D. Barlow, Jr., or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in American Filtrona Corporation at the Annual Meeting to be held on April 23, 1996, and at any and all adjournments thereof, as specified below:

1. ELECTION OF DIRECTORS

   John D. Barlow, Jr.; Rudolph H. Bunzl; Manuel Deese; Leo C. Drozeski, Jr.; Bennett L. Kight; John L. Morgan; Stanley F. Pauley; Gilbert M. Rosenthal; Wallace Stettinius; Bernard C. Wampler; and Harry H. Warner.

   FOR all nominees listed above            WITHHOLD AUTHORITY
   (except as indicated to the              to vote for all nominees
   contrary below)                          listed above

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

2. PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS OF THE CORPORATION.

                        __ FOR   __ AGAINST   __ ABSTAIN

                     [Please sign and date on reverse side]



                                             Dated:                      , 1996

                                             Please sign name exactly
                                             as it appears on stock
                                             certificate. Only one of
                                             several joint owners need
                                             sign. Fiduciaries should
                                             give full title.


This proxy is solicited by the Board of Directors. If no specification is made, this Proxy will be voted FOR Proposals 1 and 2.